UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2021 (May 25, 2021)
__________________________________
Commission File Number 001-07436
HSBC USA Inc.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)
(212) 525-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
$100,000,000 Zero Coupon Callable Accreting Notes due January 15, 2043	HBA/43	New York Stock Exchange
$50,000,000 Zero Coupon Callable Accreting Notes due January 29, 2043	HBA/43A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC USA INC.

Item 2.05. Costs Associated with Exit or Disposal Activities.
In February 2020, HSBC USA Inc. (the "Company") announced a multi-year strategic plan to restructure our operations in alignment with HSBC Holdings plc's ("HSBC") global strategy to refocus our wholesale operations to better serve our international corporate clients and restructure our retail operations to better meet the needs of globally mobile and affluent clients. In both our Annual Report on Form 10-K for the year ended December 31, 2020, and in our Quarterly Report on Form 10-Q for the period ended March 31, 2021, we disclosed that we remained committed to our multi-year strategic plan and that we were continuing to explore strategic options with respect to our retail operations to focus on our high net worth client base and wealth management products.
On May 25, 2021, the Company’s Board of Directors approved management's recommendation to take further actions to strategically reposition our Wealth and Personal Banking business to focus on the banking and wealth management needs of globally-connected affluent and high net worth clients through our Premier, Jade and Private Banking propositions. We will exit our mass market retail banking business, including our Personal and Advance propositions as well as retail business banking, and will rebrand approximately 20-25 of our retail branches into international wealth centers to serve our Premier and Jade customers. In conjunction with the execution of this strategy, we have entered into definitive sale agreements with third parties to sell approximately 90 of our retail branches along with substantially all residential mortgage, unsecured and retail business banking loans and all deposits in our branch network not associated with our Premier, Jade and Private Banking customers. Certain assets under management associated with our mass market retail banking business which are managed by an affiliate will also be transferred. The remaining branches not sold or rebranded will be closed. Qualifying loans that will not be purchased in the transaction described above, including our remaining retail credit card portfolio, which collectively totals $1.0 billion, will also be transferred to held for sale. Management currently does not intend to hold these loans for the foreseeable future, however, it remains possible that a sale of these loans totaling $1.0 billion will ultimately not be completed. We will continue to offer deposits and retail loan products to our Premier, Jade and Private Banking customers.
As a result of this decision, assets and liabilities with an aggregate carrying value at April 30, 2021 of approximately $4.1 billion and $10.2 billion, respectively, will be transferred to held for sale under U.S. GAAP. The significant components of these assets and liabilities are presented in the table below:

(in billions)
Assets held for sale:
Loans	$3.9
Lease right-of-use ("ROU") assets and other branch assets	0.2
Total assets held for sale	$4.1

Liabilities held for sale:
Deposits	$10.0
Lease liabilities	0.2
Total liabilities held for sale	$10.2
Upon transferring these assets to held for sale, the Company does not anticipate that it will incur a material lower of amortized cost or fair value charge. Although the disposal group will be sold in multiple transactions that are expected to be completed by the first quarter of 2022, the actual time to complete these sales depends on many factors, including regulatory approval.
The Company expects to incur pre-tax costs in connection with the branch closures and sale of this disposal group in 2021 (and possibly into 2022 depending on the timing of the completion of the sale transactions) as set forth in the table below in the aggregate of approximately $118 million ($90 million after-tax), of which approximately $42 million will result in future cash expenditure. There can be no assurance as to the precise timing or amount of these expenditures.

(in millions)
Total costs:
Branch related closure costs, including impairment of lease ROU assets and leasehold improvements	$76
Professional fees	27
Severance and other	15
Total	$118
The Company does not currently expect to incur a material gain or loss upon completion of the sale of the assets and liabilities above after consideration of these costs.

HSBC USA INC.

All of the above costs are best estimates prepared under U.S. generally accepted accounting principles and are subject to change. These estimates, as well as other statements contained herein, constitute "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts and represent only our belief about future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Item 8.01. Other Events.
On May 26, 2021, HSBC issued a press release announcing that HSBC Bank USA N.A. (a wholly-owned subsidiary of the Company), will take actions as described above to strategically reposition our Wealth and Personal Banking business to focus on the banking and wealth management needs of globally-connected affluent and high net worth clients and has entered into definitive agreements to sell certain retail branches, loans and deposits. A copy of the press release issued by HSBC is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated May 26, 2021

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

HSBC USA INC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    May 27, 2021

HSBC USA INC.

By:	/s/ KAVITA MAHTANI
Kavita Mahtani
Senior Executive Vice President and
Chief Financial Officer

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